EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Kunal K. Singh, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the JPMDB Commercial Mortgage Securities Trust 2019-COR6 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Brooklyn Renaissance Plaza Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Brooklyn Renaissance Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Brooklyn Renaissance Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Brooklyn Renaissance Plaza Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Brooklyn Renaissance Plaza Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the NOV Headquarters Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the NOV Headquarters Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the NOV Headquarters Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the NOV Headquarters Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the NOV Headquarters Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Hyde Park Multifamily Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Hyde Park Multifamily Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Hyde Park Multifamily Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Hyde Park Multifamily Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Hyde Park Multifamily Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Hampton Roads Office Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Hampton Roads Office Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Hampton Roads Office Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Hampton Roads Office Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Hampton Roads Office Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Grand Canal Shoppes Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Grand Canal Shoppes Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Grand Canal Shoppes Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Grand Canal Shoppes Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Grand Canal Shoppes Mortgage Loan, Wells Fargo Bank, National Association , as Primary Servicer for the 600 & 620 National Avenue Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the 600 & 620 National Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 600 & 620 National Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 600 & 620 National Avenue Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 600 & 620 National Avenue Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the 600 & 620 National Avenue Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the 600 & 620 National Avenue Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Sunset North Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Sunset North Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Sunset North Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Sunset North Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Sunset North Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Tysons Tower Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Tysons Tower Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Tysons Tower Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Tysons Tower Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Tysons Tower Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Tysons Tower Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Tysons Tower Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Century Plaza Towers Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Century Plaza Towers Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Century Plaza Towers Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Century Plaza Towers Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Century Plaza Towers Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Century Plaza Towers Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Hilton Cincinnati Netherland Plaza Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Hilton Cincinnati Netherland Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Hilton Cincinnati Netherland Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Hilton Cincinnati Netherland Plaza Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Hilton Cincinnati Netherland Plaza Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Innovation Park Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Innovation Park Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Innovation Park Mortgage Loan, Citibank, N.A., as Custodian for the Innovation Park Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Innovation Park Mortgage Loan, and U.S. Bank National Association, as Servicing Function Participant for the Innovation Park Mortgage Loan.

Dated: March 23, 2020

/s/ Kunal K. Singh

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)